Exhibit (1)(d)
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                 ALLIANCE WORLD DOLLAR GOVERNMENT FUND II, INC.
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                             ARTICLES SUPPLEMENTARY

     Alliance World Dollar Government Fund II, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

     FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly called and held, the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) and Section 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

     SECOND:  The  election to become  subject to Section  3-804(b)  and (c) and
Section 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

     THIRD: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 14th day of June, 2006.


ATTEST:                                      ALLIANCE WORLD DOLLAR GOVERNMENT
                                             FUND II, INC.


/s/ Emilie D. Wrapp                          By: /s/ Marc O. Mayer      (SEAL)
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Emilie D. Wrapp, Secretary                      Marc O. Mayer, President


SK 99999 0100 703492